UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
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SEELOS THERAPEUTICS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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SEELOS THERAPEUTICS, INC.
300 Park Avenue, 2nd Floor
New York, NY 10022
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 20, 2022
Dear Stockholder:
You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Seelos Therapeutics, Inc., a Nevada corporation (the “Company”). The Annual Meeting will be held virtually, via live webcast at www.virtualshareholdermeeting.com/SEEL2022, on Friday, May 20, 2022 at 8:00 a.m., Eastern Time, for the following purposes:
(1)	To elect one Class I director, nominated by our Board of Directors, to serve until our 2025 annual meeting of stockholders and until his successor is duly elected and qualified (Proposal No. 1);
(2)	To ratify the selection of KPMG LLP (“KPMG”) as our independent registered public accounting firm for the fiscal year ending December 31, 2022 (Proposal No. 2);
(3)	To conduct an advisory (non-binding) vote on executive compensation (Proposal No. 3); and
(4)	To transact such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.
The Record Date for the Annual Meeting is March 25, 2022. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment(s) or postponement(s) thereof. The accompanying Proxy Statement more fully describes the details of the business to be conducted at the Annual Meeting. Our proxy materials (which include the Proxy Statement attached to this notice, our most recent Annual Report on Form 10-K and form of proxy card) are also available to you via the Internet at www.proxyvote.com.
By Order of the Board of Directors,

Raj Mehra, Ph.D.
Chief Executive Officer
April 12, 2022
New York, New York
THE BOARD OF DIRECTORS APPRECIATES AND ENCOURAGES YOUR PARTICIPATION IN THE ANNUAL MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED. ACCORDINGLY, PLEASE VOTE YOUR PROXY VIA THE INTERNET AT WWW.PROXYVOTE.COM OR OVER THE TELEPHONE AT 1-800-690-6903 OR SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD BY MAIL IN THE PRE-PAID ENVELOPE PROVIDED. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE YOUR SHARES ELECTRONICALLY DURING THE ANNUAL MEETING.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice, Proxy Statement, Proxy Card and Form 10-K are available at www.proxyvote.com.

i

SEELOS THERAPEUTICS, INC.
300 Park Avenue, 2nd Floor
New York, New York 10022
PROXY STATEMENT
General Information
This Proxy Statement (the “Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Seelos Therapeutics, Inc. (“we”, “us”, “our”, the “Company” or “Seelos”) for use at the Company’s Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually, via live webcast at www.virtualshareholdermeeting.com/SEEL2022, on Friday, May 20, 2022, at 8:00 a.m., Eastern time, and any adjournment(s) or postponement(s) thereof. This Proxy Statement is being mailed on or about April 15, 2022 to the stockholders of record of the Company’s common stock, par value $0.001 per share (the “Common Stock”), as of March 25, 2022 (the “Record Date”). This year’s Annual Meeting will be conducted solely online via live webcast. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions prior to and during the meeting by visiting www.virtualshareholdermeeting.com/SEEL2022 on Friday, May 20, 2022, at 8:00 a.m., Eastern time. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/SEEL2022, you must enter the control number included in your proxy materials. There is no physical location for the Annual Meeting. We recommend you log in at least 15 minutes before the meeting to ensure you are logged in when the meeting starts. Further instructions on how to attend and participate online are available at www.virtualshareholdermeeting.com/SEEL2022. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the log-in page at www.virtualshareholdermeeting.com/SEEL2022.
Solicitation and Voting Procedures
The solicitation of proxies will be conducted by mail and the Company will bear all costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to “Beneficial Holders” (as defined below). The Company has engaged a proxy solicitation firm, Morrow Sodali LLC, 470 West Ave, Stamford, CT 06902, and may conduct further solicitation personally, by telephone or by facsimile with the assistances of our officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation. The Company expects that the out-of-pocket costs associated with solicitation of proxies will be approximately $9,500.
As of the Record Date, there were 105,590,773 shares of Common Stock issued and outstanding. Only holders of record of Common Stock at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. Each share of Common Stock outstanding on the Record Date is entitled to one vote on all matters.
Holders of record who hold shares of Common Stock directly on the Record Date must return a proxy by one of the methods described on the proxy card or attend the Annual Meeting virtually in order to vote on the proposals. Investors who hold shares of Common Stock indirectly on the Record Date (“Beneficial Holders”) through a brokerage firm, bank or other financial institution (a “Financial Institution”) must return a voting instruction form to have their shares voted in accordance with their instructions. Financial Institutions have discretion to vote absent instructions with respect to certain routine matters, such as Proposal No. 2, the ratification of the independent registered public accounting firm, but not with respect to matters that are considered non-routine, such as Proposal Nos. 1 and 3, the election of a director and the advisory vote on executive compensation, respectively. A “Broker Non-Vote” occurs when a Financial Institution has not received instructions from the beneficial owner and does not have discretionary authority to vote the shares for these non-routine matters.
The presence, virtually or by proxy, of a majority of the outstanding shares of Common Stock on the Record Date, will constitute a quorum for the transaction of business at the Annual Meeting and any adjournments thereof. Abstentions and Broker Non-Votes will count for purposes of determining a quorum, but will not be counted as votes cast. A description of the required vote for each proposal is included within each proposal below.
We urge any stockholder not planning to attend the Annual Meeting to vote their proxy in advance, whether via the Internet (www.proxyvote.com) or by telephone (1-800-690-6903) or by mailing an executed proxy card to us. The deadline to vote by Internet or by telephone is 11:59 P.M. Eastern Time on Thursday, May 19, 2022.
Any holder of record may revoke a proxy submitted in advance of the Annual Meeting by: (i) delivering a written revocation to the Company’s Secretary before the Annual Meeting, (ii) delivering an executed, later-dated proxy or (iii) participating in the Annual Meeting and voting shares electronically during the meeting.
Beneficial Holders who wish to change or revoke their voting instructions should contact their Financial Institutions for information on how to do so. Beneficial Holders who wish to attend the Annual Meeting and vote electronically during the meeting should contact their respective Financial Institutions in order to obtain a “legal proxy,” which will allow them to both attend the meeting and vote electronically during the meeting. Without a legal proxy, Beneficial Holders cannot vote electronically during the Annual Meeting.
Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, then FOR the nominee listed in Proposal No. 1 and FOR each of Proposals No. 2 and No. 3.

PROPOSAL NO. 1

ELECTION OF CLASS I DIRECTOR
Overview
The Company’s Amended and Restated Articles of Incorporation, as amended (the “Articles of Incorporation”), provide that the Board is to be divided into three classes as nearly equal in number as possible, with directors in each class serving staggered three-year terms. The total Board size is currently fixed at five directors. The Class I director (whose term expires at the Annual Meeting) is Daniel J. O’Connor, J.D. The Class II directors (whose terms expire at the 2024 annual meeting of stockholders) are Raj Mehra, Ph.D., and Brian Lian, Ph.D. The Class III directors (whose terms expire at the 2023 annual meeting of stockholders) are Richard W. Pascoe and Margaret Dalesandro, Ph.D. The Class I director elected at the Annual Meeting will hold office until the 2025 annual meeting of stockholders, and until his successor is elected and qualified, unless he resigns or his seat becomes vacant due to death, removal or otherwise in accordance with the Company’s Amended and Restated Bylaws (the “Bylaws”).
As described below, the Board has nominated Daniel J. O’Connor, J.D. for re-election as a Class I director. The nominee has indicated his willingness to serve if elected. Should the nominee become unavailable for election at the Annual Meeting, either of the persons named on the enclosed proxy as a proxy holder may vote all proxies given in response to this solicitation for the election of a substitute nominee chosen by our Board.
Nomination of Directors
The Corporate Governance/Nominating Committee of the Board (the “Corporate Governance/Nominating Committee”), which acts as the nominating committee of the Board, reviews and recommends potential candidates for election to the Board. In reviewing potential candidates, the Corporate Governance/Nominating Committee considers the qualifications described below under the section titled “Board of Directors and Committees and Corporate Governance - Director Nominations and Stockholder Communications.” After reviewing the qualifications of potential Board candidates, the Corporate Governance/Nominating Committee presents its recommendations to the Board, which selects the final director nominee(s). The Corporate Governance/Nominating Committee recommended the nominee for director identified in this Proxy Statement. We did not pay any fees to any third parties to identify or assist in identifying or evaluating nominees for consideration for election at the Annual Meeting.
Information Regarding Nominees and Incumbent Directors
The Corporate Governance/Nominating Committee has recommended, and the Board has nominated, Daniel J. O’Connor, J.D. to be re-elected as Class I director at the Annual Meeting. The following table contains information about the nominee and about each of the Company’s continuing directors: the year he or she was initially elected as a director, his or her age as of April 12, 2022, the position(s) with the Company currently held by him or her, the year his or her current term as a director will expire and his or her current director class:
Name	Year Initially Elected	Age	Position(s)	Expiration of Term	Class
Daniel J. O’Connor, J.D.	2019	57	Director	2022	I
Raj Mehra, Ph.D.	2019	62	Chairman, Chief Executive Officer and President	2024	II
Brian Lian, Ph.D.(1)(2)(3)	2019	56	Director	2024	II
Richard W. Pascoe(1)(3)	2013	58	Director	2023	III
Margaret Dalesandro, Ph.D.(1)(2)	2021	75	Director	2023	III
(1)	Member of the Audit Committee of the Board (the “Audit Committee”).
(2)	Member of the Corporate Governance/Nominating Committee.
(3)	Member of the Compensation Committee of the Board (the “Compensation Committee”).

Class I Director Nominated for Election
The following individual has been nominated by our Board to be elected as a Class I director at the Annual Meeting:
Daniel J. O’Connor, J.D. has been a director since January 2019. Mr. O’Connor has served as the Chief Executive Officer and Chairman of the board of directors of Larkspur Health Acquisition Corp. (Nasdaq: LSPR), a special purpose acquisition company, since March 2021. He served as the Chief Executive Officer and a director of OncoSec Medical Incorporated from 2017 to 2021. Prior to that, Mr. O’Connor served as President, Chief Executive Officer, Director and in other senior roles at Advaxis, Inc., a cancer immunotherapy company, from January 2013 until his resignation in July 2017. Prior to that, Mr. O’Connor was Senior Vice President and General Counsel for BRACCO Diagnostics Inc., a diagnostic imaging company, from 2008 until 2012; Senior Vice President, General Counsel and Secretary for ImClone Systems Incorporated, a biopharmaceutical company, from 2002 until 2008; and General Counsel at PharmaNet (formerly inVentiv Health, now Syneos Health), a clinical research company, from 1998 until 2001. Mr. O’Connor is a 1995 graduate of the Pennsylvania State University’s Dickinson School of Law in Carlisle, Pennsylvania and previously served as a Trusted Advisor to its Dean. He graduated from the United States Marines Corps Officer Candidate School in 1988 and was commissioned as an officer in the U.S. Marines, attaining the rank of Captain while serving in Saudi Arabia during Operation Desert Shield. Mr. O’Connor was also a member of the Board of Trustees of BioNJ from 2015 to 2021 and previously served as its Vice Chairman and Chairman of its Nominating Committee for several years. In October 2017, Mr. O’Connor was appointed to the New Jersey Biotechnology Task Force by its Governor. Prior to his career in drug development, Mr. O’Connor was a former criminal prosecutor in Somerset County, New Jersey. The Board believes Mr. O’Connor is qualified to serve as a director based on the depth and diversity of his experience in senior management of pharmaceutical companies.
Class II Directors Continuing in Office until 2024
The following directors will continue in office until the 2024 annual meeting of stockholders, or until their earlier resignation or removal in accordance with our Bylaws:
Raj Mehra, Ph.D., has been our President, Chief Executive Officer and Chairman of the Board of Directors since January 2019. He also served as our Interim Chief Financial Officer from January 2019 until September 2021. Dr. Mehra has served as a director at Larkspur Health Acquisition Corporation (Nasdaq: LSPR), a special purpose acquisition company, since July 2021. Prior to founding Seelos, Dr. Mehra spent nine years at Auriga USA, LLC as a Managing Director focused on private and public equity investments in global healthcare companies. Prior to Auriga, Dr. Mehra was the sector head for healthcare equity investments at Bennett Lawrence Management, LLC in New York. He also founded and managed a long-short equity hedge fund at Weiss, Peck & Greer LLC. Dr. Mehra started his career as an investment professional at Cowen Asset Management, LLC. Dr. Mehra holds M.S., M.Phil., Ph.D., JD and MBA degrees from Columbia University in New York. He is also a graduate of Indian Institute of Technology, Kanpur, where he was ranked first in his class. The Board believes Dr. Mehra is qualified to serve as our Chairman based on his experience in the healthcare industry, including his significant business knowledge based on his experience with healthcare-based investment banking.
Brian Lian, Ph.D., has been a director since January 2019. He is the Chair of our Compensation Committee and our Audit Committee and a member of our Corporate Governance/Nominating Committee. He is currently President and Chief Executive Officer and a Director of Viking Therapeutics, Inc. (Nasdaq: VKTX), a biopharmaceutical company. Dr. Lian has over 15 years of experience in the biotechnology and financial services industries. Prior to joining Viking, he was a Managing Director and Senior Research Analyst at SunTrust Robinson Humphrey, an investment bank, from 2012 to 2013. At SunTrust Robinson Humphrey, he was responsible for coverage of small and mid-cap biotechnology companies with an emphasis on companies in the diabetes, oncology, infectious disease and neurology spaces. Prior to SunTrust Robinson Humphrey, he was Managing Director and Senior Research Analyst at Global Hunter Securities, an investment bank, from 2011 to 2012. Prior to Global Hunter Securities, he was Senior Healthcare Analyst at The Agave Group, LLC, a registered investment advisor, from 2008 to 2011. Prior to The Agave Group, he was an Executive Director and Senior Biotechnology Analyst at CIBC World Markets, an investment bank, from 2006 to 2008. Prior to CIBC, he was a research scientist in small molecule drug discovery at Amgen, a biotechnology company. Prior to Amgen, he was a research scientist at Microcide Pharmaceuticals, a biotechnology company. Dr. Lian holds an MBA in accounting and finance from Indiana University, an MS and Ph.D. in organic chemistry from The

University of Michigan, and a BA in chemistry from Whitman College. The Board believes Dr. Lian is qualified to serve as a director based on his experience in the healthcare industry, including his significant business knowledge based on his experience with healthcare-based investment banking.
Class III Directors Continuing in Office until 2023
The following directors will continue in office until the 2023 annual meeting of stockholders, or until their earlier resignation or removal in accordance with our Bylaws:
Richard W. Pascoe has been a director since March 2013. He is a member of our Audit Committee and our Compensation Committee. Mr. Pascoe is currently the Executive Chairman of KemPharm, Inc., a specialty pharmaceutical company. He served as the Chairman and Chief Executive Officer of Histogen Inc., a private regenerative medicine company, from January 2019 until November 2021. He previously served as our Chief Executive Officer from March 2013 to January 2019, our Secretary from February 2015 to January 2019, and our Principal Financial Officer and Principal Accounting Officer from December 2016 to January 2019. He joined the Company following the merger of Somaxon Pharmaceuticals, Inc. with Pernix Therapeutics Holdings, Inc. Mr. Pascoe was the Chief Executive Officer of Somaxon from August 2008 until joining the Company and was responsible for the FDA approval of Somaxon’s lead drug Silenor®. Prior to Somaxon, Mr. Pascoe was with ARIAD Pharmaceuticals, Inc., a specialty pharmaceutical company where he was most recently Senior Vice President and Chief Operating Officer. Prior to joining ARIAD in 2005, Mr. Pascoe held a series of senior management roles at King Pharmaceuticals, Inc. (acquired by Pfizer Inc.), including Senior Vice President positions in both marketing and sales, as well as Vice President positions in both international sales and marketing and hospital sales. Prior to King, Mr. Pascoe was in the commercial groups at Medco Research, Inc. (acquired by King), COR Therapeutics, Inc. (acquired by Millennium Pharmaceuticals Inc., the Takeda Oncology Company), B. Braun Interventional and The BOC Group. Mr. Pascoe is a member of the board of directors of KemPharm, Inc., as well as a member of the company’s audit and compensation committees and its lead independent director. He serves as a member of the board of directors of the Johnny Mac Soldiers Fund, a charity for military veterans. Mr. Pascoe is a past member and chairman of the board of directors of BIOCOM. Mr. Pascoe served as a Commissioned Officer with the U.S. Army 24th Infantry Division and continues to serve as a Civilian Aid to the Secretary of the Army. He is a graduate of the United States Military Academy at West Point where he received a B.S. degree in Leadership. The Board believes Mr. Pascoe is qualified to serve as a director based on the depth and diversity of his experience in senior management of public pharmaceutical companies.
Margaret Dalesandro, Ph.D., has served as a member of the Board since September 2021. She is the Chair of our Corporate Governance/Nominating Committee and a member of our Audit Committee. She has served as a pharmaceutical development consultant with Brecon Pharma Consulting LLC since December 2012. Since August 2020, Dr. Dalesandro has served as an independent director on the board of directors of Skye Bioscience, Inc. (previously Emerald Bioscience, Inc.). Dr. Dalesandro served on the board of directors of OncoSec Medical Incorporated from March 2019 (and as the Chair of the board of directors since April 2020) until December 2021. She previously served as a Business Director of Integrative Pharmacology at Corning, Incorporated, as a Vice President of Project, Portfolio and Alliance Management at ImClone Systems Inc., as an Executive Director of Project and Portfolio Management at GlaxoSmithKline, and as a Senior Consultant at Cambridge Pharma Consultancy over the course of her career. Dr. Dalesandro earned her Ph.D. in Biochemistry from Bryn Mawr College and completed a NIH Post-Doctoral Fellowship in Molecular Immunology at the Wake Forest University School of Medicine. The Board believes Dr. Dalesandro is qualified to serve as a director based on the depth and diversity of her experience in senior management of pharmaceutical companies and the healthcare industry.
Family Relationships
There are no family relationships among any of the individuals who serve as our directors or executive officers.
Executive Officer and Director Interest
Mr. O’Connor has an interest in this Proposal No. 1, as he is currently a member of our Board.
Vote Required and Majority Vote Standard
Assuming that a quorum is present at the Annual Meeting, nominees to serve as members of the Board are elected by a plurality of the votes cast. However, pursuant to the Company’s corporate governance guidelines, if the number of nominees for election to the Board is equal to, or less than, the number of seats open for election and a nominee receives a greater number of votes “withheld” than votes “for” such nominee’s election, then such nominee must submit an offer of resignation to the Board. The Corporate Governance/Nominating Committee will then consider the offer of resignation and other relevant circumstances and recommend a course of action to the Board. The disinterested members of the Board will then determine whether to accept the offer of resignation.
Any shares that are not voted for any reason, including abstentions and Broker Non-Votes, will not be counted as votes cast and will not affect the outcome of the election of directors.
Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, then FOR the election of the nominee named above.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
NOMINEE IDENTIFIED ABOVE.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected KPMG LLP (“KPMG”) as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2022, and has further directed that we submit the selection of KPMG for ratification by our stockholders at the Annual Meeting. KPMG audited our financial statements for the year ended December 31, 2021. Although ratification is not required by our Bylaws or otherwise, the Board is submitting this proposal as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain KPMG. Even if the selection is ratified, the Audit Committee in its discretion may decide to appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders. A representative of KPMG will be present during the Annual Meeting to make a statement and respond to appropriate questions.
Fees for Independent Registered Public Accounting Firm
The following is a summary of the fees billed to the Company by KPMG for professional services rendered for the fiscal years ended December 31, 2021 and 2020, respectively:
	2021	2020
Audit Fees(1)	$453,500	$509,000
Audit Related Fees	—	—
Tax Fees(2)	20,700	15,500
All Other Fees	—	—
Total All Fees	$474,200	$524,500
(1)
Audit fees consist of estimated fees for professional services rendered for the audit of our annual financial statements included in our Form 10-K filing and review of financial statements included in our quarterly Form 10-Q filings, reviews of registration statements and issuances of consents, comfort letters and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)	Consists of fees billed for tax compliance and consulting.
Pre-Approval Policies and Procedures
All audit and non-audit services provided by KPMG must be pre-approved by the Audit Committee. KPMG will provide the Audit Committee with an engagement letter during the first half of the fiscal year, outlining the scope of the proposed services and estimated fees for the fiscal year. Pre-approval may be given for a category of services, provided that (i) the category is reasonably narrow and detailed and (ii) the Audit Committee establishes a fee limit for such category. The Audit Committee may delegate to any member of the Audit Committee the authority to grant pre-approval of permitted non-audit services to be provided by KPMG between Audit Committee meetings; provided, however, that any such pre-approval shall be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee pre-approved all audit and permitted non-audit services provided by KPMG in fiscal 2021 and 2020.
Executive Officer and Director Interest
Our directors and executive officers do not have an interest in this Proposal No. 2.
Required Vote
Assuming that a quorum is present at the Annual Meeting, approval of this proposal requires the affirmative vote of the majority of the votes cast (meaning the number of shares voted “for” the proposal must exceed the number of shares voted “against” the proposal). Abstentions from voting on the proposal will not be counted as votes cast and accordingly will have no effect upon the outcome of the proposal. The approval of Proposal No. 2 is a routine proposal on which a broker or other nominee has discretionary authority to vote. If our stockholders do not ratify the selection of KPMG, our Board will consider the selection of KPMG as well as other independent auditors.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2022.

PROPOSAL NO. 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION
Our executive compensation program embodies a pay-for-performance philosophy that supports our business strategy and aligns the interests of our executives with our stockholders. In particular, our compensation program rewards financial, strategic and operational performance and the goals set for each performance category support our short and long-term plans.
We are requesting that our stockholders vote to approve the compensation of our Named Executive Officers (as defined below) as described below under the section titled “Executive Compensation” pursuant to the compensation disclosure rules of the Securities and Exchange Commission (the “SEC”), which disclosures include the compensation tables and the narrative discussion following the compensation tables.
This advisory vote is generally referred to as a “say-on-pay vote” and is being provided pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In accordance with the results of the advisory vote held at our 2019 annual meeting of stockholders on the frequency of future say-on-pay votes, we are conducting say-on-pay votes every year.
The Board is asking stockholders to cast an advisory (non-binding) vote FOR the following resolution:
“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion within the section of the Company’s proxy statement entitled “Executive Compensation,” is hereby APPROVED.”
Although the vote we are asking you to cast is non-binding, the Compensation Committee and the Board value the views of our stockholders and will consider the outcome of the vote when determining future compensation arrangements for our Named Executive Officers and other executive officers.
Executive Officer and Director Interest
Our executive officers have an interest in this Proposal No. 3, as the compensation for our executive officers is subject to this vote.
Required Vote
Assuming that a quorum is present at the Annual Meeting, approval of this proposal requires the affirmative vote of the majority of the votes cast (meaning the number of shares voted “for” the proposal must exceed the number of shares voted “against” the proposal). Abstentions from voting on the proposal and Broker Non-Votes will not be counted as votes cast and accordingly will have no effect upon the outcome of the proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DISCLOSED PURSUANT TO ITEM 402 OF REGULATION S-K, INCLUDING THE COMPENSATION TABLES AND NARRATIVE DISCUSSION WITHIN THE SECTION OF THIS PROXY STATEMENT ENTITLED “EXECUTIVE COMPENSATION”.

BOARD OF DIRECTORS AND COMMITTEES AND CORPORATE GOVERNANCE
Meetings of the Board
During fiscal 2021, the Board met four times and acted by unanimous written consent five times. Except for Dr. Dalesandro, each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings of the committees of the Board on which he or she served during the periods that he or she served. Dr. Dalesandro was unable to attend one meeting of the Audit Committee in 2021 due to scheduling conflicts with the one meeting of the Audit Committee that was held in 2021 following her appointment to the Board in September 2021, which meeting had been pre-scheduled prior to her appointment to the Board and the Audit Committee. Although we encourage directors to attend each annual meeting of stockholders and expect any of them in attendance to be available to answer appropriate questions from our stockholders, we have no formal policy requiring attendance by directors at annual stockholder meetings. All of the members of the Board serving at the time of our 2021 annual meeting of stockholders attended the 2021 annual meeting of stockholders.
Committees of the Board
There are currently three active committees of the Board: the Audit Committee, the Corporate Governance/Nominating Committee and the Compensation Committee. Below are descriptions of our three active Board committees.
The Audit Committee regularly meets with our financial and accounting management and independent auditors and is responsible for the selection and engagement of our independent auditors. Additionally, the Audit Committee reviews with the independent auditors the scope and results of the audit engagement, approves professional services provided by the independent auditors, reviews the independence of the independent auditors and reviews the adequacy of the internal accounting controls. The Audit Committee acts under a written charter, a copy of which is available on our website at www.seelostherapeutics.com/corporate-governance/. During fiscal 2021, the Audit Committee met four times and did not take any action by unanimous written consent. As of April 12, 2022, the Audit Committee consisted of Brian Lian, Ph.D. (Chair), Margaret Dalesandro, Ph.D., and Richard W. Pascoe, none of whom was an employee of ours and each of whom met the applicable independence standards promulgated by the rules of The Nasdaq Stock Market LLC (the “Nasdaq Rules”) and applicable rules of the SEC. The Board has also determined that each of Dr. Lian and Mr. Pascoe qualifies as an “audit committee financial expert,” as defined in Item 407(d)(5) of the SEC’s Regulation S-K.
The Corporate Governance/Nominating Committee makes recommendations to the Board regarding the election of directors, as well as providing guidance and oversight on matters relating to corporate governance. During fiscal 2021, the Corporate Governance/Nominating Committee did not meet and acted by unanimous written consent once. As of April 12, 2022, the Governance/Nominating Committee consisted of Margaret Dalesandro, Ph.D. (Chair) and Brian Lian, Ph.D., neither of whom was an employee of ours and each of whom met the independence requirements of the Nasdaq Rules. The Corporate Governance/Nominating Committee acts under a written charter, which is available on our website at www.seelostherapeutics.com/corporate-governance/. We have not paid any third party a fee to assist in the process of identifying and evaluating candidates for director, and as of the Record Date we have not received any nominees for director from any stockholder or stockholder group for the Annual Meeting in accordance with the nominating procedures set forth in our Bylaws and the charter for our Corporate Governance/Nominating Committee.
The Compensation Committee determines compensation levels for our executive officers, implements incentive programs for officers, directors and consultants, and administers our equity compensation plans. During fiscal 2021, the Compensation Committee met once and acted by unanimous written consent seven times. As of April 12, 2022, the Compensation Committee consisted of Brian Lian, Ph.D. (Chair), and Richard W. Pascoe, neither of whom was an employee of ours and each of whom met the independence requirements of the Nasdaq Rules and applicable rules of the SEC. The Compensation Committee acts under a written charter, a copy of which is posted on our website at www.seelostherapeutics.com/corporate-governance/. Our independent compensation consultants, as well as executive officers and management play important roles in making recommendations and formulating compensation plans for our employees, including the Named Executive Officers. Beginning 2018, the Compensation Committee determined to engage Radford, an AON Hewitt company, as its independent compensation consultant to provide compensation consulting services. Specifically, for 2020 and 2021, the Compensation Committee requested Radford to advise it on a variety of compensation related issues, including compiling, analyzing and presenting third-party survey data regarding the compensation of executives and directors at comparable companies. Radford did not provide any other services to us in 2020 or 2021 beyond its engagement as an advisor to the Compensation Committee on executive compensation and director compensation matters. After review, the Compensation Committee has determined that there is no conflict of interest resulting from retaining Radford currently or during the year ended December 31, 2021. In reaching these conclusions, the Compensation Committee considered the factors set forth in Exchange Act Rule 10C-1.
The Compensation Committee may delegate authority for day-to-day administration and interpretation of our various compensation plans, including the selection of participants, the determination of award levels and the approval of award documents to our non-officer employees. However, the Compensation Committee may not delegate any authority under those plans for matters affecting the compensation and benefits of our Named Executive Officers. Compensation recommendations and performance assessments of Named Executive Officers from our Chief Executive Officer are considered by the Compensation Committee in determining the total compensation packages for Named Executive Officers (excluding the Chief Executive Officer). The Chief Executive Officer is not present for any discussions relating to his compensation.
The Compensation Committee adopted an Equity Award Grant Policy on October 2, 2021, pursuant to which the Compensation Committee delegated to the Chief Executive Officer the power and authority, separately but concurrently with the power and authority of the Compensation Committee, to grant stock options, restricted stock awards, restricted stock units and stock-settled stock appreciation rights under the Company’s Amended and Restated 2012 Stock Long Term Incentive Plan (as amended, restated, supplemented or superseded, the “Equity Plans”) to our employees (other than executives and directors) on the terms and conditions approved by our Chief Executive Officer. The Equity Award Grant Policy also established the policy for the Company to follow when it grants stock options, stock appreciation rights, shares of restricted stock, restricted stock units, performance restricted stock units, performance-based units, stock-settled stock appreciation rights or other equity-based awards to our executives and employees pursuant to the Equity Plans.
Director Nominations and Stockholder Communications
Our Corporate Governance/Nominating Committee considers candidates for the Board submitted in writing to the Chair of the committee. Candidates may be submitted by our executive officers, current directors, search firms engaged by the Corporate Governance/Nominating Committee, and subject to the conditions described below, by a stockholder. Information with respect to any proposed candidate shall be provided in writing to the Chair of the Corporate Governance/Nominating Committee at Seelos Therapeutics, Inc., 300 Park Avenue, 2nd Floor, New York, New York 10022. A nominating stockholder shall provide evidence that he, she or it is a stockholder (including information relating to all shares deemed beneficially held by the nominating stockholder) and shall provide the name of the Board candidate(s), and such other information with respect to the nominee required under the rules and regulations of the SEC to be included in our proxy statement if such proposed candidate were to be included therein. In addition, the stockholder shall include a statement that the proposed candidate has no direct or indirect business conflict of interest with us, and otherwise meets our standards set forth below.
There are currently no specific, minimum or absolute criteria for Board membership. Candidates are evaluated based upon a number of factors, including but not limited to independence, knowledge, judgment, integrity, character, leadership, skills, education, experience, financial literacy, standing in the community and ability to foster a diversity of backgrounds and views and to complement the Board’s existing strengths. The Corporate Governance/Nominating Committee does not alter its evaluation practices with regard to potential Board candidates recommended by a stockholder.

The table below provides an enhanced disclosure regarding the diversity of our Board members and nominees. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f).
Board Diversity Matrix (As of April 12, 2022)
Board Size:
Total Number of Directors	5
	Male	Female	Non-Binary	Gender Undisclosed
Part I: Gender Identity
Number of directors based on gender identity	4	1	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	1	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	3	1	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did not Disclose Demographic Background	—
Directors who are U.S. Military Veterans: 2
Any other stockholder communications intended for our management or the Board shall be submitted in writing to the Chair of the Corporate Governance/Nominating Committee (at our Company’s address provided in this Proxy Statement) who shall determine whether to forward the communication, in his or her discretion and considering the identity of the submitting stockholder and the materiality and appropriateness of the communication.
Director Independence
Our Board has determined that each of Mr. Pascoe and Drs. Lian and Dalesandro met the definitions of independence under the Nasdaq Rules and Section 10A-3 of the Exchange Act as of the Record Date. Accordingly, all of our directors, other than our Chairman, Chief Executive Officer and President, Dr. Mehra, and Daniel J. O’Connor, are deemed to be independent.
Code of Ethics
We have adopted a Code of Ethics that applies to our Chief Executive Officer and to all of our directors and employees. The Code of Ethics, as amended and restated, is available on our website at www.seelostherapeutics.com/corporate-governance/. We will disclose future amendments to, or waivers from, certain provisions of our Code of Ethics, if any, on the above website within four business days following the date of such amendment or waiver. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement, and references to our website address in this Proxy Statement are inactive textual references only.
Board Leadership Structure
Our board believes that our Chief Executive Officer, Dr. Mehra, is best situated to serve as Chairman of the Board because he is the director who is most familiar with our business and industry, possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing us and is therefore best positioned to develop agendas that ensure that the Board’s time and attention are focused on the most critical matters. Our independent directors bring experience, oversight and expertise from outside the Company and industry, while the Chief Executive Officer brings Company-specific experience and expertise. The Board believes that the combined role of Chairman of the Board and Chief Executive Officer facilitates information flow between management and the Board, which is essential to effective governance. The Board does not currently have a lead independent director. Our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Board’s Role in Risk Oversight
Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including, but not limited to, risks relating to product candidate development, technological uncertainty, dependence on clients and collaborative partners, uncertainty regarding patents and proprietary rights, comprehensive government regulations, marketing or sales capability or experience, business integration and dependence on key personnel. Management is responsible for the day-to-day management of the risks we face, while our Board as a whole and through its committees, is responsible for the oversight of risk management. Our Board believes its administration of its risk oversight function has not affected its leadership structure.
Board oversight is conducted primarily through committees of the Board, including the Audit Committee, Compensation Committee and the Corporate Governance/Nominating Committee. However, the full Board has retained responsibility for general risk oversight. Our Board satisfies this responsibility, in part, through reports by each committee Chair regarding the committee’s considerations and actions. The Board also has the responsibility of ensuring compliance with the risk management processes designed and implemented by management, which it satisfies through reports directly from the officer responsible for oversight of particular risks within our Company. The Board believes that full and open communication between management and the Board is essential for effective risk management and oversight.
Compensation Committee Interlocks and Insider Participation
During the last completed fiscal year, no member of the Compensation Committee was a current or former officer or employee of our Company. None of our executive officers served as a member of the compensation committee (or board of directors serving the compensation function) of another entity where such entity’s executive officers served on our Compensation Committee, except that Dr. Mehra has served as a member of the compensation committee of Larkspur Healthcare Acquisition Corp., a special purpose acquisition company, since December 2021, where its Chief Executive Officer, Daniel J. O’Connor, served as a member of our Compensation Committee until February 2022. None of our executive officers served as a director of another entity whose executive officers served on our Compensation Committee. Moreover, none of our executive officers served as a member of the compensation committee (or board of directors serving the compensation function) of another entity where such entity’s executive officers served on our Board.

EXECUTIVE OFFICERS
As of April 12, 2022, our current executive officers and their respective ages and positions are set forth in the following table.
Name	Age	Position
Raj Mehra, Ph.D.	62	Chairman, Chief Executive Officer and President
Michael Golembiewski	50	Chief Financial Officer
Raj Mehra, Ph.D., is our Chairman, Chief Executive Officer and President. See “Class II Directors Continuing in Office until 2024” above for a discussion of Dr. Mehra’s business experience.
Michael Golembiewski has served as our Chief Financial Officer since September 2021. Prior to Mr. Golembiewski’s appointment as our Chief Financial Officer, he served as our Vice President of Finance from January 2019 to September 2021. Prior to joining the Company, Mr. Golembiewski served as Vice President of Finance at Agile Therapeutics, Inc., a publicly-traded biotechnology company, from November 2017 to June 2018. While at Agile Therapeutics, Inc., Mr. Golembiewski helped the company prepare for the potential launch of its first commercial product. Prior to joining Agile Therapeutics, Inc., Mr. Golembiewski served as the Vice President of Finance, Principal Accounting Officer and Corporate Controller of Pernix Therapeutics Holdings, Inc., a publicly-traded specialty pharmaceutical company, from April 2015 to November 2017, where he successfully built an accounting and finance team after the closure of the South Carolina office location. From June 2007 to April 2015, he held various roles of increasing responsibility in finance and accounting at NPS Pharmaceuticals, Inc., a publicly-traded biotechnology company acquired by Shire plc in 2015, with his last position as Executive Director, Corporate Controller, in which role he served from January 2014 to April 2015. While at NPS Pharmaceuticals, Inc., Mr. Golembiewski helped build the infrastructure that took the company from a pre-clinical research and development company to a fully commercial and global rare disease company that received FDA approval for two orphan disease medicines. Prior to joining NPS Pharmaceuticals, Inc., Mr. Golembiewski was the Corporate Controller for The Topps Company, Inc., from March 2006 to June 2007. The Topps Company was a publicly traded $500 million Trading Card and Candy Manufacturing company. He began his professional career in the biotechnology field with ImClone Systems Incorporated from May 1997 to March 2006, where he served in various roles with increasing responsibility, from Senior Accountant up to Director of Financial Reporting. Mr. Golembiewski is also the Chairman of the Board of The Connor G Foundation and has served in this capacity since June 2019. The Connor G Foundation was established in 2019 as a nonprofit charity to benefit youth hockey, music and educational interests. Mr. Golembiewski has a Bachelor of Science degree in Accounting from Rider University and is a Certified Public Accountant (not in public practice) in the State of Delaware.

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table sets forth the compensation paid by us during the years ended December 31, 2021 and 2020 to the persons who served as our executive officers during fiscal year 2021 (the “Named Executive Officers”):
Name and Position(s)	Year	Salary	Bonus	Stock Awards	Option Awards(2)	Non-Equity Incentive Plan Compensation	All Other Compensation(3)	Total
Raj Mehra, Ph.D., Chairman, Chief Executive Officer, President	2021	$522,500	$100,000	$10,344,000(4)	$4,360,685	$287,375	$11,242	$15,625,802
	2020	$475,000	—	—	$3,502,863	$237,500	$11,734	$4,227,097
Michael Golembiewski Chief Financial Officer(1)	2021	$281,667	$25,000	—	$720,461	$97,350	$12,917	$1,137,395
(1)
In connection with Mr. Golembiewski’s promotion to our Chief Financial Officer effective September 1, 2021, his base salary was increased from $275,000 to $295,000. In accordance with SEC guidance, compensation information for Mr. Golembiewski for fiscal year 2020 has not been included in this table because Mr. Golembiewski was not a named executive officer for fiscal year 2020.

(2)
Represents the grant date fair value of the option awards, calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, excluding the effect of estimated forfeitures. These figures do not reflect the amortized compensation expense or value received by the officer in the year indicated or that may be received by the officer with respect to such equity awards.

(3)	Our Named Executive Officers’ All Other Compensation in 2020 and 2021 consist of our matching and profit-sharing contribution to our retirement savings plan (401(k) Plan).
(4)
Represents the grant date fair value of a performance restricted stock unit award granted to Dr. Mehra on March 15, 2021, calculated in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. This figure does not reflect the amortized compensation expense or value received by Dr. Mehra in 2021 or that may be received by Dr. Mehra with respect to such award. On March 8, 2022, prior to its vesting, this award was voluntarily forfeited by Dr. Mehra and cancelled by the Company.

Narrative Disclosure to Summary Compensation Table
Base Salary
In general, base salaries for our Named Executive Officers are approved by the Compensation Committee and are initially established through arm’s length negotiation at the time the executive is hired, taking into account such executive’s qualifications, experience, prior salary and market pay levels. Base salaries of our Named Executive Officers are approved and reviewed annually by our Compensation Committee and adjustments to base salaries are based on the scope of an executive’s responsibilities, individual contribution, prior experience and sustained performance. Decisions regarding salary increases may take into account an executive officer’s current salary, equity ownership, and the amounts paid to an executive officer’s peers inside our Company by conducting an internal analysis, which compares the pay of an executive officer to other members of the management team. Base salaries are also reviewed in the case of promotions or other significant changes in responsibility. Base salaries are not automatically increased if the Compensation Committee believes that other elements of the Named Executive Officers’ compensation are more appropriate in light of our stated objectives. This strategy is consistent with our intent of offering compensation that is both cost-effective, competitive and contingent on the achievement of performance objectives.
Effective January 1, 2021, Dr. Mehra’s base salary was increased from $475,000 to $522,500. In connection with Mr. Golembiewski’s promotion to our Chief Financial Officer, effective September 1, 2021, his base salary was increased from $275,000 to $295,000.
Annual Cash Incentive
We also generally provide executive officers with annual performance-based cash bonuses, which are specifically designed to reward executives for our overall performance in a given year. Corporate goals are established by the Compensation Committee with input from senior management and approved by the full Board.
The Compensation Committee considers our overall performance for the preceding fiscal year in deciding whether to award a bonus and, if one is to be awarded, the amount of the bonus. The annual cash bonus for each executive officer is based 100% on our overall performance. The Compensation Committee retains the ability to apply discretion in making adjustments to the final bonus payouts. The evaluation of our performance for 2021 bonus purposes was based on a qualitative evaluation for the Named Executive Officers after the start of the fiscal year. For fiscal year 2021, Dr. Mehra’s target bonus percentage was 50% of his base salary and Mr. Golembiewski’s target bonus percentage was 30% of his base salary. The Compensation Committee evaluated both Dr. Mehra’s and Mr. Golembiewski’s performance and our performance during 2021, including the completion of two equity financings and one debt financing in 2021, the progress of our SLS-002, SLS-004, SLS-005 and SLS-007 programs, the acquisition of certain new product candidates and the entry into certain licensing and research agreements, and determined that Dr. Mehra and Mr. Golembiewski should each be paid a bonus at 110% of the targeted level.
The following table sets forth the target bonus for the Named Executive Officers for fiscal 2021 and resulting incentive payout, based on the level of achievement of the 2021 corporate goals:
Name	Title(s)	Fiscal Year 2021 Incentive Bonus Rate at Target	2021 Evaluation of Company Performance	Final Ratio Incentive Bonus as a Percentage of Base Salary as in effect as of 12/31/2021	Fiscal 2021 Incentive Bonus Award
Raj Mehra, Ph.D.	Chairman, Chief Executive Officer and President	50%	110%	55%	$287,375
Michael Golembiewski	Chief Financial Officer	30%	110%	33%	$97,350
Success Cash Bonus
Based on our significant and sustained efforts advancing our open-label study of SLS-002 and the positive topline study data results announced, the Compensation Committee approved cash bonuses to certain employees in May 2021. A payment of $100,000 was awarded to Dr. Mehra and a payment of $25,000 was awarded to Mr. Golembiewski.
Equity Compensation
The Compensation Committee considers equity incentives to be important in aligning the interests of our executive officers with those of our stockholders. As part of our pay-for-performance philosophy, our compensation program tends to emphasize the long-term equity award component of total compensation packages paid to our executive officers.
Because vesting is based on continued employment, our equity-based incentives also encourage the retention of our Named Executive Officers through the vesting period of the awards. In determining the size of the long-term equity incentives to be awarded to our Named Executive Officers, we take into account a number of internal factors, such as the relative job scope, the value of existing long-term incentive awards, individual performance history, prior contributions to us and the size of prior grants. Based upon these factors, the Compensation Committee determines the size of the long-term equity incentives at levels it considers appropriate to create a meaningful opportunity for reward predicated on the creation of long-term stockholder value.
To reward and retain our Named Executive Officers in a manner that best aligns employees’ interests with stockholders’ interests, we have used stock options as the primary incentive vehicles for long-term compensation and may in the future use restricted stock unit awards. We believe that stock options and restricted stock unit awards are effective tools for meeting our compensation goal of increasing long-term stockholder value by tying the value of the stock to our future performance. Because employees are able to profit from stock options only if our stock price increases relative to the stock option’s exercise price, we believe stock options provide meaningful incentives to employees to achieve increases in the value of our stock over time.
We have used stock options and restricted stock unit awards to compensate our Named Executive Officers both in the form of initial grants in connection with the commencement of employment and annual refresher grants. Annual grants of equity awards are typically approved by the Compensation Committee during the end of the last quarter, or the beginning of the first quarter, of each year. While we intend that the majority of equity awards to our employees be made pursuant to initial grants or our annual grant program, the Compensation

Committee retains discretion to grant equity awards to employees at other times, including in connection with the promotion of an employee, to reward an employee, for retention purposes or for other circumstances recommended by management or the Compensation Committee. In 2021, we granted: (i) options to purchase 1,945,000 shares of our Common Stock under our Amended and Restated 2012 Stock Long Term Incentive Plan, as amended (the “Amended and Restated 2012 Plan”), to our employees, including grants of options to purchase 1,340,000 shares of our Common Stock to our Named Executive Officers; (ii) options to purchase 106,000 shares of our Common Stock under the Amended and Restated 2012 Plan to our non-employee directors pursuant to our non-employee director compensation policy; and (iii) options to purchase 150,000 shares of our Common Stock under our 2019 Inducement Plan (the “Inducement Plan”) to certain new employees. Except for the performance restricted unit award granted to Dr. Mehra discussed below, we did not grant any restricted stock unit awards in 2021. In order to compensate our executive officers fairly for the time, effort and accountability required and align their interests with those of our stockholders, the Compensation Committee approved an annual grant of options to purchase 1,150,000 shares and 190,000 shares of our Common Stock to Dr. Mehra and Mr. Golembiewski, respectively, in 2021. In addition, our Compensation Committee granted a performance restricted stock unit award (the “PRSU”) under the Amended and Restated 2012 Plan for an aggregate amount of 2,400,000 shares of our Common Stock to Dr. Mehra in 2021. The shares subject to the PRSU were scheduled to vest upon the achievement of one or more of requisite milestones during the four-year period from the date of grant at a rate of 20% per milestone, provided that in no event would any of the PRSUs vest before (a) March 15, 2022 and (b) at least three of the five requisite milestones have been achieved, and vesting of the PRSU was subject to Dr. Mehra’s continued employment through the applicable vesting date. On March 8, 2022, the PRSU was voluntarily forfeited by Dr. Mehra and cancelled by the Company.
The exercise price of each stock option grant is the fair market value of our Common Stock on the grant date. Time-based stock option awards granted to our Named Executive Officers generally vest over a four-year period as follows: 25% of the shares underlying the option vest on the first anniversary of the date of the vesting commencement date and the remainder of the shares underlying the option vest in equal monthly installments over the remaining 36 months thereafter. From time to time, our Compensation Committee may, however, determine that a different vesting schedule is appropriate. We do not have any stock ownership requirements for our Named Executive Officers.
Employee Benefit Program
Our Named Executive Officers are eligible to participate in all of our employee benefit plans, including medical, dental, vision, group life, disability and accidental death and dismemberment insurance, in each case on the same basis as other employees, subject to applicable law. We also provide vacation and other paid holidays to all employees, including executive officers. These benefit programs are designed to enable us to attract and retain our workforce in a competitive marketplace. Health, welfare and vacation benefits ensure that we have a productive and focused workforce through reliable and competitive health and other benefits.
Our retirement savings plan (401(k) Plan) is a tax-qualified retirement savings plan, pursuant to which eligible employees can begin to participate immediately upon employment. The 401(k) Plan elective deferrals and employer contributions are subject to compensation limitations and annual maximum contribution limits as governed by Internal Revenue Service. Employees are eligible to defer up to 100% of compensation and we make safe harbor matching contributions of a 100% match of the first 3% of compensation contributed, then a 50% match of the next 2% of compensation contributed.
Hedging and Pledging Prohibitions
Our insider trading policy prohibits our directors, officers (including our executive officers), employees and consultants, including those who serve in such capacities with any of our subsidiaries (“Persons Covered”), from engaging in short sales of our securities and from engaging in transactions in publicly traded options, such as puts, calls and other derivative securities, on an exchange or in any other organized market. Without first obtaining pre-clearance of the transaction from our Insider Trading Compliance officer, the Persons Covered may not engage in any transaction involving our securities, including an option exercise, or a gift, loan, pledge or hedge, contribution to a trust or any other transfer. Our insider trading policy also applies to the family members who reside with the Persons Covered, anyone else who lives in their household and any family members who do not live in their household but whose transactions in our securities are directed by the Persons Covered or are subject to their influence or control.

Outstanding Equity Awards as of December 31, 2021
Our Named Executive Officers held the following outstanding equity awards as of December 31, 2021:
	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Non-Exercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Unites of Stock That Have Not Vested ($)
Raj Mehra Ph.D.	January 6, 2020(1)	350,270	380,730	$1.42	1/6/2030	—	—
	June 11, 2020(2)	855,847	1,426,415	$1.08	6/11/2030	—	—
	March 15, 2021(3)	—	1,150,000	$4.31	3/15/2031	—	—
	March 15, 2021(4)	—	—	—	—	2,400,000	$3,912,000
Michael Golembiewski	February 26, 2019(5)	45,572	16,928	$2.20	2/26/2029	—	—
	January 6, 2020(1)	47,916	52,084	$1.42	1/6/2030	—	—
	June 11, 2020(2)	117,078	195,133	$1.08	6/11/2030	—	—
	March 15, 2021(3)	—	190,000	$4.31	3/15/2031	—	—
(1)	1/4th of the shares subject to the option vested on January 6, 2021, and 1/48th of the shares subject to the option vest monthly thereafter.
(2)	1/4th of the shares subject to the option vested on June 11, 2021, and 1/48th of the shares subject to the option vest monthly thereafter.
(3)	1/4th of the shares subject to the option vested on March 15, 2022, and 1/48th of the shares subject to the option vest monthly thereafter.
(4)
The shares subject to this PRSU were scheduled to vest upon achieving requisite milestones during the four-year period from March 15, 2021, at a rate of 20% per milestone, provided that in no event would any of the PRSUs vest before (a) March 15, 2022 and (b) at least three of the five requisite milestones have been achieved, and vesting of the PRSU was subject to Dr. Mehra’s continued employment through the applicable vesting date. On March 8, 2022, this PRSU was voluntarily forfeited by Dr. Mehra and cancelled by the Company.

(5)	1/4th of the shares subject to the option vested on January 27, 2020, and 1/48th of the shares subject to the option vest monthly thereafter.
Payments upon Termination or Change in Control
We have entered into employment agreements with each of our Named Executive Officers. These agreements set forth the individual’s base salary, annual incentive opportunities, equity compensation and other employee benefits, which are described in this Executive Compensation section. All employment agreements provide for “at-will” employment, meaning that either party can terminate the employment relationship at any time, although our agreements with our Named Executive Officers provide that the applicable Named Executive Officer would be eligible for severance benefits in certain circumstances following a termination of employment without cause. Our Compensation Committee approved the severance benefits to mitigate certain risks associated with working in a biopharmaceutical company at our current stage of development and to help attract and retain our Named Executive Officers.
Raj Mehra, Ph.D. Employment Agreement
On March 20, 2019, we entered into an employment agreement with Raj Mehra, Ph.D., pursuant to which Dr. Mehra previously served as our President, Chief Executive Officer, Chairman of the Board and Interim Chief Financial Officer. On January 10, 2022, we entered into an amended and restated employment agreement with Dr. Mehra (the “CEO Employment Agreement”), which provides that Dr. Mehra will continue to serve as our President and Chief Executive Officer. Dr. Mehra’s initial annual base salary is $561,688 and he will be eligible to receive an initial annual performance bonus of 50% of his base salary. Dr. Mehra’s employment is for an initial term of three years from March 20, 2022 and is on an “at will” basis.
Pursuant to the CEO Employment Agreement, if Dr. Mehra is terminated by us without cause or by Dr. Mehra for good reason (a “Covered Termination”) outside of the period commencing three months prior to a change in control and ending 12 months after a change in control (a “Change in Control Period”), we will pay to Dr. Mehra an amount equal to the sum of his annual base salary and the annual bonus earned by Dr. Mehra for the fiscal year immediately preceding the fiscal year in which the termination occurs, and a pro-rata portion of his earned annual bonus for the fiscal year in which the termination occurs. Additionally, the vesting of any outstanding equity awards that are scheduled to vest solely subject to continued service or employment shall accelerate so that such awards shall be vested to the same extent as if Dr. Mehra had provided an additional 12 months of service from the date of his termination. We will also either continue to provide Dr. Mehra and his dependents coverage under our group health plan at our sole expense or reimburse Dr. Mehra for such coverage for 12 months from the date of termination.
The CEO Employment Agreement also provides that if Dr. Mehra experiences a Covered Termination during a Change in Control Period, we will pay to Dr. Mehra an amount equal to 1.5 times the sum of his annual base salary and the annual bonus earned by Dr. Mehra for the fiscal year immediately preceding the fiscal year in which the termination occurs, and a pro-rata portion of his earned annual bonus for the fiscal year in which the termination occurs. Additionally, the vesting of any outstanding equity awards that are scheduled to vest solely subject to continued service or employment shall accelerate so that such awards shall be fully vested. We will also either continue to provide Dr. Mehra and his dependents coverage under our group health plan at our sole expense or reimburse Dr. Mehra for such coverage for 18 months from the date of termination.
Michael Golembiewski Employment Agreement
On January 16, 2019, we entered into an employment agreement with Michael Golembiewski (the “Golembiewski Employment Agreement”), pursuant to which Mr. Golembiewski initially served as our Vice President of Finance. The agreement provides for “at-will” employment and sets forth certain agreed upon terms and conditions of employment. Mr. Golembiewski’s initial annual base salary was $200,000 and he was eligible to receive an initial discretionary annual bonus in an amount up to 30% of his base salary. In connection with Mr. Golembiewski’s promotion to our Chief Financial Officer, effective September 1, 2021, his base salary was increased to $295,000. Effective January 1, 2022, Mr. Golembiewski’s base salary was further increased to $317,125.
Pursuant to the Golembiewski Employment Agreement, if Mr. Golembiewski is terminated by us without cause upon, or within 12 months following, a change of control, we will pay to Mr. Golembiewski an amount equal to his then current monthly salary for a period of three months following his employment termination date as severance; provided that Mr. Golembiewski has (i) returned to us all our property in his possession, and (ii) executed and delivered to us a general release of all claims that he may have against us or persons affiliated with us.

DIRECTOR COMPENSATION
We have adopted a non-employee director compensation policy pursuant to which our non-employee directors are eligible to receive cash and equity compensation.
On March 20, 2019, the Compensation Committee approved a non-employee director compensation policy governing the compensation for our non-employee directors (the “Non-Employee Director Compensation Policy”), authorizing the payment of an annual retainer of $40,000 for service on the Board, an annual retainer of an additional $40,000 for service as the Chairman of the Board, an annual retainer of $15,000 for service as the Chair of the Audit Committee, an annual retainer of $7,000 for service as a member of the Audit Committee (excluding the Chair of the committee), an annual retainer of $12,000 for service as the Chair of the Compensation Committee, an annual retainer of $5,000 for service as a member of the Compensation Committee (excluding the Chair of the committee), an annual retainer of $8,000 for service as the Chair of the Corporate Governance/Nominating Committee and an annual retainer of $3,000 for service as a member of the Corporate Governance/Nominating Committee (excluding the Chair of the committee), and equity compensation in the form of an option to purchase 24,000 shares of our Common Stock upon election or appointment to the Board (the “Initial Grants”) and an annual option to purchase 16,000 shares of our Common Stock (the “Annual Grants”). The Initial Grants vested at rate of one-third of the shares subject to the option on the one-year anniversary of the date of grant and 1/36th of the shares subject to the option on a monthly basis over the following 24 months. The Annual Grants will vest at a rate of 1/12th per month from the date of grant.
As previously disclosed, on March 15, 2021, the Compensation Committee revised our Non-Employee Director Compensation Policy, effective as of April 1, 2021, to increase the cash portion of the annual retainer payable to our non-employee directors and to increase the number of shares of our Common Stock issuable to our non-employee directors pursuant to the Initial Grant and the Annual Grants. Effective April 1, 2021, our non-employee directors are entitled to an annual retainer of $40,000 for service on the Board, an annual retainer of an additional $40,000 for service as the Chairman of the Board, an annual retainer of $15,000 for service as the Chair of the Audit Committee, an annual retainer of $7,500 for service as a member of the Audit Committee (excluding the Chair of the committee), an annual retainer of $12,000 for service as the Chair of the Compensation Committee, an annual retainer of $6,000 for service as a member of the Compensation Committee (excluding the Chair of the committee), an annual retainer of $8,000 for service as the Chair of the Corporate Governance/Nominating Committee and an annual retainer of $4,000 for service as a member of the Corporate Governance/Nominating Committee (excluding the Chair of the committee), and equity compensation in the form of an option to purchase 42,000 shares of our Common Stock (subject to adjustment for stock splits, reverse stock splits, stock dividends and similar transactions) upon election or appointment to the Board and an annual option to purchase 35,000 shares of our Common Stock (subject to adjustment for stock splits, reverse stock splits, stock dividends and similar transactions). The Initial Grants will vest at rate of one-third of the shares subject to the option on the one-year anniversary of the date of grant and 1/36th of the shares subject to the option on a monthly basis over the following 24 months. The Annual Grants will vest at a rate of 1/12th per month from the date of grant.
Non-Employee Director Compensation for 2021
Below is a summary of the non-employee director compensation paid in fiscal 2021:
Name	Cash Compensation(1)	Option Grants(2)	Total
Richard W. Pascoe	$40,000	$18,035	$58,035
Brian Lian, Ph.D.	$67,377	$18,035	$85,412
Daniel J. O’Connor, J.D.	$60,753	$18,035	$78,788
Margaret Dalesandro, Ph.D.(3)	$17,214	$77,284	$94,498
Judith Dunn, Ph.D.(4)	$33,916	$18,035	$51,951
(1)	Includes the value of the annual retainers payable to our non-employee directors.
(2)
Represents the grant date fair value of the stock options granted in 2021, computed in accordance with FASB ASC Topic 718. As of December 31, 2021, each of our non-employee directors held stock options to purchase the following number of shares of our common stock: Mr. Pascoe, options to purchase 45,832 shares; Dr. Lian, options to purchase 56,000 shares; Mr. O’Connor, options to purchase 56,000 shares; and Dr. Dalesandro, options to purchase 42,000 shares.

(3)	Dr. Dalesandro was appointed to our Board on September 1, 2021.
(4)	Dr. Dunn resigned from our Board effective September 1, 2021.

EQUITY COMPENSATION PLAN INFORMATION
The following table gives information as of December 31, 2021 about shares of our Common Stock that may be issued upon the exercise of options or vesting of restricted stock units under our existing equity compensation plans:
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)(2)
Equity compensation plans approved by security holders(3)(4)	9,336,477	$2.67	1,405,011
Equity compensation plans not approved by security holders(5)	368,943	$1.37	2,111,814
Total	9,705,420	$2.60	3,516,825
(1)	Consists of the weighted average exercise price of outstanding options as of December 31, 2021, excluding Dr. Mehra’s PRSU since it does not have an exercise price.
(2)
Consists entirely of shares of Common Stock that remain available for future issuance under the Inducement Plan, the 2020 Employee Stock Purchase Plan (the “ESPP”) and the Amended and Restated 2012 Plan as of December 31, 2021.

(3)
Consists of options outstanding as of December 31, 2021 under Amended and Restated 2012 Plan and the NexMed, Inc. 2006 Stock Incentive Plan, and shares of Common Stock that remain available for future issuance under the ESPP, including the PRSU granted to Dr. Mehra in March 2021, which was outstanding as of December 31, 2021, but voluntarily forfeited by Dr. Mehra and cancelled on March 8, 2022.

(4)
The number of shares of Common Stock available for issuance under the Amended and Restated 2012 Plan will increase automatically on January 1st of each year, beginning January 1, 2020 and ending on (and including) January 1, 2029 by the lesser of (a) 4% of the number of shares of Common Stock issued and outstanding on a fully-diluted basis as of the close of business on the immediately preceding December 31, and (b) a number of shares of Common Stock set by the Board on or prior to each such January 1. On January 1, 2021 and each January 1 thereafter through January 1, 2030, the number of shares available for issuance under the ESPP shall be cumulatively increased by the lesser of (i) 1% of the number of shares of Common Stock issued and outstanding on the immediately preceding December 31, and (ii) such number of shares as determined by the Board or the Compensation Committee.

(5)	Consists of the Inducement Plan and the Seelos Therapeutics, Inc. 2016 Equity Incentive Plan.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee evaluates auditor performance, manages relations with the Company’s independent registered public accounting firm and evaluates policies and procedures relating to internal control systems. The Audit Committee operates under a written Audit Committee Charter that has been adopted by the Board, a copy of which is available on the Company’s website at www.seelostherapeutics.com/corporate-governance/. All members of the Audit Committee currently meet the independence and qualification standards for Audit Committee membership set forth in the Nasdaq Rules and applicable SEC rules.
The Audit Committee members are not professional accountants or auditors. The members’ functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm. The Audit Committee serves a board-level oversight role in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Audit Committee’s members in business, financial and accounting matters.
The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. The Company’s management has the primary responsibility for the financial statements and reporting process, including the Company’s system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2021. This review included a discussion of the quality and the acceptability of the Company’s financial reporting, including the nature and extent of disclosures in the financial statements and the accompanying notes. The Audit Committee also reviewed the progress and results of the testing of the design and effectiveness of the Company’s internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002.
Throughout the year, the Audit Committee monitors matters related to the independence of the Company’s independent registered public accounting firm. As part of its monitoring activities, the Audit Committee reviews the relationships between the independent registered public accounting firm and the Company. After reviewing the relationships and discussing them with both management and the Company’s independent registered public accounting firm, the Audit Committee discussed the independent registered public accounting firm’s overall relationship with the Company, as well as its objectivity and independence. Based on its review, the Audit Committee is satisfied with the independent registered public accounting firm’s independence.
The Audit Committee has received the written disclosures and the letter from the Company’s independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the Company’s independent registered public accounting firm the independent registered public accounting firm’s independence.
The Audit Committee also reviewed with the Company’s independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality and the acceptability of the Company’s financial reporting and such other matters required to be discussed with the Audit Committee by the applicable requirements of the PCAOB and the SEC.
In addition to the matters specified above, the Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope, plans and estimated costs of their audit. The Audit Committee met with the independent registered public accounting firm periodically, with and without management present, to discuss the results of the independent registered public accounting firm’s examinations, the overall quality of the Company’s financial reporting and the independent registered public accounting firm’s reviews of the quarterly financial statements, and drafts of the quarterly and annual reports.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited financial statements should be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.
Submitted by the Audit Committee of the Board of Directors

Brian Lian, Ph.D. (Chair)
Margaret Dalesandro, Ph.D.
Richard W. Pascoe
Daniel J. O’Connor*
*	Served on the Audit Committee until February 2022.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Review and Approval of Transactions with Related Persons
Our Board has adopted a written policy and procedures for review, approval and monitoring of transactions involving us and “related persons” (directors, director nominees, executive officers and stockholders owning 5% or greater of our outstanding Common Stock and immediate family members of any of the foregoing). The policy covers any related person transaction that meets the minimum threshold for disclosure in our proxy statement under our policy addressing the relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest). Related person transactions must be approved by the Board or by the Audit Committee consisting solely of independent directors, which will approve the transaction if they determine that it is in our best interests. The Board or the Audit Committee will periodically monitor the transaction to ensure that there are no changes that would render it advisable for us to amend or terminate the transaction.
Transactions with Related Persons
The employment agreements we have entered into with our Named Executive Officers provide for severance benefits in specified circumstances, as well as benefits in connection with a change in control. See the section of this Proxy Statement titled “Executive Compensation - Payments upon Termination or Change in Control” for additional information about these arrangements.
Our Bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted by the laws of the State of Nevada. Further, we have entered into indemnification agreements with each of our directors and officers, and we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
The following table sets forth information with respect to the beneficial ownership, as of March 25, 2022, of Common Stock by (a) our Named Executive Officers and current directors individually, (b) our current directors and executive officers as a group and (c) each holder of more than 5% of our outstanding Common Stock.
Beneficial ownership and percentage ownership are determined in accordance with the Rule 13d-3 of the Exchange Act. Under these rules, shares of Common Stock issuable under stock options or warrants that are exercisable within 60 days of March 25, 2022 are deemed outstanding for the purpose of computing the percentage ownership of the person holding the options or warrant(s), but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over their shares of Common Stock, except for those jointly owned with that person’s spouse.
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Class (%)(1)
BlackRock, Inc.(2)	6,563,054	6.2%

Directors and Named Executive Officer(3)
Raj Mehra, Ph.D.(4)	4,868,677	4.5%
Michael Golembiewski(5)	392,617	*
Daniel J. O’Connor, J.D., Director(6)	83,666	*
Brian Lian, Ph.D., Director(6)	83,666	*
Richard W. Pascoe, Director(7)	78,737	*
Margaret Dalesandro, Ph.D., Director(6)	11,666	*
All current executive officers and directors as a group (six persons)(8)	5,519,029	5.1%
*	Denotes less than one percent.
(1)	Percentage ownership is calculated based on a total of 105,590,773 shares of Common Stock issued and outstanding as of March 25, 2022.
(2)
BlackRock, Inc. (“BlackRock”) filed a Schedule 13G on February 4, 2022, reporting that it had sole voting power with respect to 6,416,023 shares, sole dispositive power with respect to 6,563,054 shares and beneficial ownership of an aggregate of 6,563,054 shares in its capacity as a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G) under the Exchange Act. BlackRock’s address is 55 East 52nd Street, New York, New York 10055.

(3)	Unless otherwise indicated, the address for each of our executive officers and directors is c/o 300 Park Avenue, 2nd Floor, New York, NY 10022.
(4)
Represents (i) 3,013,262 shares of Common Stock held directly by Dr. Mehra, and (ii) 1,855,415 shares of Common Stock issuable upon exercise of stock options that are exercisable within 60 days of March 25, 2022.

(5)
Represents (i) 78,487 shares of Common Stock held directly by Mr. Golembiewski, and (ii) 314,130 shares of Common Stock issuable upon exercise of stock options that are exercisable within 60 days of March 25, 2022.

(6)	Comprised solely of shares of Common Stock issuable upon exercise of stock options that are exercisable within 60 days of March 25, 2022.
(7)
Represents (i) 5,180 shares of Common Stock held directly by Mr. Pascoe, (ii) 59 shares of Common Stock issuable upon exercise of warrants that are exercisable within 60 days of March 25, 2022, and (iii) 73,498 shares of Common Stock issuable upon exercise of stock options that are exercisable within 60 days of March 25, 2022.

(8)	Comprised of shares beneficially owned by each of our directors and current executive officers.

STOCKHOLDER PROPOSALS
Stockholder proposals will be considered for inclusion in the Proxy Statement for the 2023 annual meeting in accordance with Rule 14a-8 under the Exchange Act, if they are received by our Company’s Secretary, on or before December 16, 2022.
Stockholders who intend to present a proposal or director nominee at the 2023 annual meeting of stockholders without inclusion of such proposal in our proxy materials for the 2023 annual meeting are required to provide notice of such proposal within the time periods and in the manner set forth in our Bylaws and the Charter of the Corporate Governance/Nominating Committee, a copy of which is available on our website at www.seelostherapeutics.com/corporate-governance/. Proposals of business to be conducted at the 2023 annual meeting must be submitted between February 19, 2023 and March 21, 2023, which are 90 and 60 days prior to the first anniversary of the 2022 annual meeting, provided, however, that in the event that the date of the pending annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, such submission must be delivered not earlier than the 90th day prior to such pending annual meeting and not later than the close of business on the later of the 60th day prior to such pending annual meeting or the 10th day following the day on which a public announcement of the date of such annual meeting is first made. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.
Proposals and notices of intention to present proposals at the 2023 annual meeting should be addressed to the Secretary of Seelos Therapeutics, Inc., 300 Park Avenue, 2nd Floor, New York, NY 10022.
DELIVERY OF PROXY MATERIALS
In some cases, only one copy of this Proxy Statement or our 2021 Annual Report is being delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly, upon written or oral request, a separate copy of this Proxy Statement or such Annual Report to a stockholder at a shared address to which a single copy of the document was delivered. Stockholders sharing an address who are receiving multiple copies of proxy statements or annual reports may also request delivery of a single copy. To request separate or multiple delivery of these materials now or in the future, a stockholder may submit a written request to the Secretary of Seelos Therapeutics, Inc., 300 Park Avenue, 2nd Floor, New York, New York 10022 or call (646) 293-2100. Please make your request no later than May 1, 2022 to facilitate timely delivery.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed reports, proxy statements and other information with the SEC. The SEC maintains a website that contains the reports, proxy statements and other information we file electronically with the SEC. The address of the SEC website is http://www.sec.gov.
You may request, and we will provide at no cost, a copy of these filings, including any exhibits to such filings, by writing or telephoning us at the following address: Secretary of Seelos Therapeutics, Inc., 300 Park Avenue, 2nd Floor, New York, New York 10022. You may also access these filings on our website at www.seelostherapeutics.com/sec-filings/.
OTHER MATTERS
The Board knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.
It is important that proxies be returned promptly and that your shares are represented. Stockholders are urged to vote via the Internet (www.proxyvote.com), by telephone (1-800-690-6903) or by executing and promptly returning the accompanying proxy card in the enclosed envelope. The deadline to vote by Internet or telephone is 11:59 P.M. Eastern Time on Thursday, May 19, 2022.
By Order of the Board of Directors,

Raj Mehra, Ph.D.
Chief Executive Officer

April 12, 2022
New York, New York

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 19, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SEEL2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 19, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D77430-P71082

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

SEELOS THERAPEUTICS, INC.

The Board of Directors recommends you vote FOR the nominee listed below:

Nominee:	**For**	**Withhold**
1a. Daniel J. O'Connor, J.D.	☐	☐

The Board of Directors recommends you vote FOR proposals Nos. 2 and 3.

You may attend the Annual Meeting via the Internet and vote during the Annual Meeting. Have the information that is printed in the box marked with the arrow on your proxy card or Notice of Internet Availability of Proxy Materials available and follow the instructions.

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment of postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or corporation, please sign in full corporate name by president or other authorized person. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

You are cordially invited to attend our

2022 Annual Meeting of Stockholders,

to be held virtually, via live webcast at

www.virtualshareholdermeeting.com/SEEL2022

D77431-P71082

PROXY **SEELOS THERAPEUTICS, INC.** **PROXY**

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoint(s) Raj Mehra, Ph.D. and Michael Golembiewski, or either of them, the lawful attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned to attend the Annual Meeting of Stockholders of Seelos Therapeutics, Inc. to be held virtually, via live webcast at www.virtualshareholdermeeting.com/SEEL2022 on Friday, May 20, 2022 at 8:00 a.m., Eastern time, and any adjournment(s) or postponement(s) thereof, with all powers the undersigned would possess if personally present, and to vote the number of shares the undersigned would be entitled to vote if personally present.

In accordance with their discretion, said attorneys and proxies are authorized to vote upon such other matters or proposals not known at the time of solicitation of this proxy, which may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner described herein by the undersigned stockholder. If no instructions are given, the shares will be voted FOR the election of the nominee for director named on the reverse side and FOR Proposals Nos. 2 and 3. Any prior proxy is hereby revoked.

Please note there will be no physical location for the meeting. To attend the meeting live via the Internet, please go to www.virtualshareholdermeeting.com/SEEL2022 and have your 16-digit control number available to login.

This proxy is governed by the laws of the State of Nevada.

Please e-mail your address changes or comments to: info@seelostx.com.

Continued and to be signed on reverse side